Exhibit 23.3
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                            [Letterhead of KPMG LLP]


                              Accountants' Consent
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We consent to the use of our report on the consolidated financial statements and schedule of MeriStar Hospitality Corporation and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                 /s/ KPMG LLP
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                                                 KPMG LLP

Washington, D.C.
May 5, 1999